Exhibit 10.2

Form 88 (producers) Rev. 1-83 (Paid-up
                               OIL AND GAS LEASE

Kans. - Okla. - Colo.

THIS AGREEMENT, Entered into this 15_____________day of JANUARY 2012 between HARRY MARK MILFORD 25605 S. PEACE RD KINGMAN .KS 67068. herein after called Lessor, and KETA OIL AND GAS INC. 2400 N WOODLAWN ST STE 200 ,WICHITA,KS 67220. herein after called Lessee, does witness:

1. That Lessor, for and in consideration of the sum of TEN ($10.00) Dollars in hand paid and of the covenants and agreements hereinafter contained to be performed by the lessee, has this day granted, leased, and let and by these presents does hereby grant, lease, and let exclusively unto the Lessee the hereinafter described land, with any reversionary rights therein, and with the right to unitize this lease or any part thereof with other oil and gas leases as to all or any part of the lands covered thereby as hereinafter provided, for the purpose of carrying on geological, geophysical and other exploratory work thereon, including core drilling and the drilling, mining, and operating for, producing and saving all of the oil, gas, gas condensate, gas distillate, casinghead gasoline and their respective constituent vapors, and all other gases, found thereon, the exclusive right of injecting water, brine, and other fluids and substances into the subsurface strata and for constructing roads, laying pipe lines, building tanks, storing oil, building power stations, electrical lines and other structures thereon necessary or convenient for the economical operation of said land alone or conjointly with neighboring lands, to produce, save, take care of, and manufacture all of such substances, and the injection of water, brine, and other substances into the subsurface strata, said tract of land being situated in the County of RENO

State of KANSAS , and described as follows:

E12 NEJ4 OF SECTION 30 T26S- RO8W

Containing 83 acres, more or less, (?eased Premises").


2.This lease shall remain in force for a term of 3 years (called "primary term") and as long thereafter as oil, gas, casinghead gas, casinghead gasoline or any of the products covered by this lease is or can be produced.

3.The Lessee shall deliver to Lessor as royalty, free of cost, on the lease, or into the pipeline to which Lessee may conned its wells the equal one-eighth (1/8th) part of all oil produced and saved from the leased premises, or at the Lessee's option may pay to the Lessor for such one-eighth royalty the market price at the wellhead for oil of like grade and gravity prevailing on the day such oil is run into the pipeline or into storage tanks.

4.The Lessee shall pay to the Lessor, as a royalty, one-eighth (1/8th) of the proceeds received by the Lessee at the mouth of the well from the sale of gas, gas condensate, gas distillate, casinghead gas, gas used for the manufacture of gasoline or any other product, and all other gases, including their constituent parts, produced from the land herein leased, less a proportionate part of the production, severance and other excise taxes, conversation fees, and the costs incurred by Lessee in processing, gathering, treating, compressing, dehydrating, transportation, and marketing, or otherwise making such gas or other substances ready for sale or use. If such gas is not sold by the Lessee, Lessee may pay or tender annually at or before the end of each yearly period during which such gas is not sold, as a shut-in royalty, whether one or more wells, an amount equal to one dollar per net mineral acre, and while said shut in royalty is so paid or tendered, it will be considered under all provisions of this lease that gas is being produced in paying quantities. The first yearly period during which such gas is not sold shall begin on the date the first well is completed for production of gas 5. This lease is a paid-up lease and may be maintained during the primary term without further payments or drilling operations.

6.In the event said Lessor owns a lesser interest in the above described land than the entire and undivided fee simple estate therein then the royalties herein provided for shall BE paid to said Lessor only in the proportion which his interest bears to the whole and undivided fee; however, in the event the title to any interest in said land should revert to Lessor, or his heirs, or his or their grantee, this lease shall cover such reversion.

7.The Lessee shall have the right to use, free of cost, gas, oil and water found on said land for its operations thereon, except water from existing wells of the Lessor. When required by Lessor, the Lessee shall bury its pipe lines below plow depth and shall pay for damage caused by its operations to growing crops on said land. No well shall be drilled nearer than 200 feet to the house or barn now on said premises without written consent of the Lessor. Lessee shall have the right at any time during, or after the expiration of this lease to remove all machinery futures, houses, buildings and other structures placed on said premises, including the right to draw and remove all casing.

8.If the estate of either party hereto is assigned (and the privilege of assigning in whole or in part is expressly allowed), the covenants hereof shall extend to the heirs, devisees, executors, administrators, successors. and assigns, but no change or division in ownership of the land, or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee, and no change of ownership in the land or in the royalties or any sum due under this lease shall be binding on the Lessee until it has been furnished with either the original recorded instrument of conveyance or a duly certified copy thereof, or a certified copy of the will of any deceased owner and of the probate thereof, or certified copy of the proceedings showing appointment of an administrator for the estate of any deceased owner, whichever is appropriate, together with all original recorded instruments of conveyance or duly certified copies thereof necessary in showing a complete chain of title back to Lessor of the full interest claimed, and all advance payments of rentals made hereunder before receipt of said documents shall be binding on any direct or indirect assignee, grantee, devisee, or administrator, executor, or heir of Lessor.

9. If the leased premises are now or shall hereafter be owned in severalty or in separate tracts, the premises may nonetheless be developed and operated as one lease, and all royalties accruing hereunder shall be divided among and paid to such separate owners in the proportion that the acreage owned by each separate owner bears to the entire leased acreage. There shall be no obligation on the part of the Lessee to offset wells on separate tracts into which the land covered by this lease may now or hereafter be divided by sale, devise, descent or otherwise, or to furnish separate measuring or receiving tanks.

10.Lessor hereby warrants and agrees to defend the title to the land herein described and agrees that the Lessee, at its option, may pay and discharge in whole or in part any taxes, mortgages, or other liens existing, levied, or assessed on or against the above described lands and, in the event it exercises such options it shall be subrogated to the rights of any holder or holders thereof and may reimburse itself by applying to the discharge of any such mortgage, tax or other lien, any royalty accruing hereunder.

11.If after the expiration of the primary term, production of oil or gas should cease from any cause, this lease shall not terminate if Lessee commences additional drilling or reworking operations within one hundred-twenty (120) days thereafter, or if at the expiration of the primary term, oil or gas is not being produced on said land, but Lessee is then engaged in drilling or reworking operations thereon, than in either event, this lease shall remain in force so long as operations are prosecuted either on the same well or any other well thereafter commenced, with no cessation of more than one hundred-twenty (120) consecutive days, and if they result in production of oil or gas, this lease shall remain in effect so long thereafter as there is production of oil or gas under any provision of this lease.

12.Lessee may at any time surrender or cancel this lease in whole or in part by delivering or mailing such release to the Lessor, or by placing same of record in the proper county. In case said lease is surrendered and canceled as to only a portion of the acreage covered thereby, then all payments and liabilities thereafter accruing under the terms of said lease as to the portion canceled shall cease and

13.All provisions hereof, express or implied, shall be subject to all federal and state laws and the orders, rules, or regulations (and interpretations thereof) of all governmental agencies administering the same, and this lease shall not be in any way terminated wholly or partially nor shall the Lessee be liable in damages for failure to comply with any of the express or implied provisions hereof if such failure accords with any such laws, orders, rules or regulations (or interpretations thereof). If Lessee should be prevented during the last six months of the primary term hereof from drilling a well hereunder by the order of any constituted authority having jurisdiction thereover, the primary term of this lease shall continue until six months after said order is suspended.

14.If at the end of the primary term this lease is not otherwise continued in force under the provisions hereof, Lessor and Lessee hereby agree that Lessee shall have the option to extend the primary term of this lease for an additional three (3) years on or before the expiration of the primary term of this lease by tendering to Lessor a payment equal to the same per acre paid to Lessor under the original terms of this lease times the net acres actually owned by Lessor and Lessor's successors (if any) on the date the option is exercised. Payment shall BE deemed made upon Lessee's tendering of such payment by certified mail to Lessor at Lessor's address shown on this lease on or before the expiration of the primary term hereof. Nothing contained herein nor any separate implied agreement between parties shall serve to bind Lessee to exercise this option and it shall be at Lessee's sole discretion to do so.

15.If at any time within the primary term of this lease and while the same remains in force and effect, Lessor receives any bona fide offer, acceptable to Lessor, to grant additional lease (top lease) covering all or part of the aforedescibed lands, Lessee shall have the continuing option by meeting any such offer to acquire such top lease. Any offer must be in writing, and must set forth the proposed Lessee's name, bonus consideration and royalty consideration to be paid for such lease, and include a copy of the lease form to be utilized which form should reflect all pertinent and relevant terms and conditions of the top lease. Lessee shall have fifteen (15) days after receipt via certified mail, from Lessor, of a complete copy of any such offer to advise Lessor in writing of its election to enter into an oil and gas lease with Lessor, based on that certain proposed Lessee's bona fide offer.

16.Lessee shall have the right, but not the obligation, to pool all or any part of the Leased Premises or interest therein with any other lands or interests, as to any or all depths or zones, and as to any or all substances covered by this Lease, either before or after the commencement of production, whenever Lessee deems it necessary or proper to do so in order to prudently develop or operate the Leased Premises, whether or not similar pooling authority exists with respect to such other lands or interests. The unit formed by such pooling for an oil well which is not a horizontal completion shall not exceed 160 acres plus a maximum acreage tolerance of 10%, and for a gas well or a horizontal completion shall not exceed 640+ acres, plus a maximum acreage tolerance of 10%; provided that a larger unit may be formed for an oil well or gas well or horizontal completion to conform to any well spacing or density pattern that may be prescribed or permitted by any governmental authority having jurisdiction to do so. For the purpose of the foregoing, the terms "oil well" and "gas well" shah have the meanings prescribed by applicable law or the appropriate governmental authority, or, if no definition is so prescribed, "oil weir' means a well with an initial gas-oil ratio of less than 100,000 cubic feet per barrel and "gas well" means a well with an initial gas-oil ratio of 100,000 cubic feet or more per barrel, based on 24-hour production test conducted under normal producing conditions using standard lease separator facilities or equivalent testing equipment; and the term "horizontal completion" means a well in which the horizontal component of the gross completion interval in the reservoir exceeds the vertical component in the reservoir. In exercising its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit and stating the effective date of pooling. Production, drilling or reworking operations anywhere on a unit which includes all or any part of the Leased Premises shall be treated as if it were production, drilling or reworking operations on the Leased Premises. except that the production on which Lessor's royalty is calculated shall be that proportion of the total unit production which the net a c.-eage covered by this lease and included in the unit bears to the total gross acreage in the unit, but only to the extent such proportion of unit Producoon is sold by Lessee. Pooling in one or more instances shall not exhaust Lessee's pooling rights hereunder, and Lessee shall have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction or both, either before or after commencernerrt of production, in order to conform to the well spacing or density pattern prescribed or permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority or as otherwise provided for in this lease and is deemed advisable by Lessee. In making such a revision, Lessee shall file of record a written declaration describing the revised unit and stating the effective date of revision. To the extent any portion of the Leased Premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly. In the absence of production in paying quantities from a unit, upon permanent cessation thereof, Lessee may terminate the unit by filing of record a written declaration describing the unit and stating the date of termination. Pooling hereunder shall not constitute a cross-conveyance of interests.

17.This lease and all its terms, conditions, and stipulations shall extend to and be binding on all successors of said Lessor and Lessee.

18.It is the intent of the Lessor to lease, and Lessor does hereby grant, demise, lease and let unto LESSEE, all oil, gas and other minerals owned by Lessor in Section E/2 NE/4 OF SECTION 30 T26S- RO8W ,RENO County, Kansas whether or not properly and completely described herein. In the event it is determined that Lessor actually owns more net mineral acres than that assumed by the parties in the calculation of lease bonus and paid by Lessee, Lessor and Lessee agree that Lessee shall pay Lessor for such additional net acreage at the same bonus price per acre agreed upon for the execution of this oil and gas lease. Likewise, in the event it is determined that Lessor owns less net acres, or it is determined that Lessor's acreage is currently leased under a prior oil and gas lease, then the Lessor agrees to reimburse Lessee for the bonus per acre paid for the acreage not owned by Lessor or under the prior oil and gas lease_

IN TESTIMONEY WHEREOF, we sign on the day and year first above written.


                                             /s/
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[Notary Stamp}
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STATE OF KANSAS                      }          (ACKNOWLEDGEMENT FOR INDIVIDUAL)
COUNTY OF RENO                       } SS.


The foregoing instrument was acknowledged before me on this 24th day of January, 2012.

by
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My Commission expires:


June 16th, 2012                              /s/
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Commission Number                            Notary Public